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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                October 27, 1999

               Date of Report (Date of earliest event reported):

                            AMCI INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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
           Utah                            000-24459                             59-2159271
(State or other jurisdiction        (Commission File Number)                   (I.R.S. Employer
     of incorporation)                                                      Identification Number)

                                115 Newtown Road
                           Plainview, New York 11803
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (516) 454-1577
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     The information set forth below under "Item 2. Acquisition or Disposition of Assets" is incorporated herein by reference.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 27, 1999 (the "Closing Date"), pursuant to an Asset Purchase Agreement dated as of October 26, 1999, the Registrant acquired certain of the assets (the "OSCM Assets") of OSCM-One Stop.com, Inc., a Florida corporation ("OSCM"). The OSCM Assets consisted of (i) an 80.0% ownership interest in CCM Computer Accessories, Inc., a New York corporation ("CCM") (which is engaged in the assembly of personal computers, and the reselling of customized solutions relating to document imaging and PC networking); (ii) all rights to purchase the remaining 20.0% ownership interest in CCM; and (iii) all assets related to OSCM's Shopss.com virtual shopping mall, including, but not limited to all software, web sites and related technology, customers and customer lists, patents, trademarks and trade names and each and every thing, item, technology or otherwise, specifically related thereto. The Registrant agreed to assume the liabilities related to the Shopss.com business as booked on the financial statements of OSCM and the liability for the put requiring OSCM to purchase the remaining 20% interest in CCM.

     In exchange for the OSCM Assets, the Registrant issued 2,207,898 shares (on a pre-split basis) or an amount equal to approximately sixty percent (60%) of its post-closing outstanding common stock and agreed to pay cash of $5,000,000 of which $1,000,000 has been paid, $1,000,000 to be paid by December 31, 1999 and $3,000,000 to be paid by January 2, 2000. The cash payments are to be made from the proceeds of a $25,000,000 equity investment in the Registrant for which the Registrant has received a firm commitment. The outstanding post-agreement shares of common stock will be forward split on the basis of 5.435034 for one, resulting in 20,000,000 post-split and post-agreement outstanding shares of AMCI's common stock.

     The consideration for the OSCM Assets was determined through negotiations between the management of OSCM and the Registrant.

     On the Closing Date, David C. Merrell resigned as President and a director of the Registrant and Michael C. Brown resigned as Secretary, Treasurer and a director of the Registrant. Immediately following such resignations, the following persons became the members of the Board of Directors of the
Registrant:

     (a) Rami Adler, the President, Chief Executive Officer and a director and shareholder of OSCM;

     (b) Gerard Conca, the President of CCM and a director and shareholder of OSCM; and

     (c) Michelle Miller, the Vice President, Operations of CCM and shareholder of OSCM.

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     On the Closing Date, the Board of Directors of the Registrant elected
Gerard Conca as President of the Registrant and Michelle Miller as the Secretary and Treasurer of the Registrant.

     As a result of the shares of common stock of the Registrant issued to OSCM in consideration of the Sale, OSCM now beneficially owns approximately 60.0% of the outstanding shares of common stock of the Registrant.

     In a separate transaction, several shareholders of the Registrant transferred an aggregate of 1,345,533 pre-split shares to eleven persons, including several persons who are affiliated with the investor group which has agreed to make the $25,000,000 equity investment in Registrant as described above.

     Immediately after the Closing, the Registrant effected a forward split of
5.435034 for one, resulting in 20,000,000 post-split and post-closing shares of the Registrant's common stock.


ITEM 5.  OTHER EVENTS

           (a) Registrant has moved its principal executive offices from 9005 Cobble Canyon Lane, Sandy, Utah 84093 to 115 Newtown Road, Plainview, New York 11803.

ITEM 7.  FINANCIAL STATEMENTS.

           (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

           (b) PRO FORMA FINANCIAL INFORMATION.

               The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

           (c) EXHIBITS.


               Exhibit
               Number               Description
               ------               -----------
               Exhibit 2.1          Asset Purchase Agreement dated as October
                                    27, 1999 between the Company and OSCM.

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AMCI INTERNATIONAL, INC.

Date:  November 5, 1999                      By: /s/   Rami Adler
                                                 -----------------------
                                                 Rami Adler, President

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                               INDEX TO EXHIBITS


Exhibit
Number           Description
------           -----------

2.1 Asset Purchase Agreement dated as October 27, 1999 between the Company and OSCM.

                                       5